Exhibit 99.1

SOHU.COM REPORTS FOURTH QUARTER AND FISCAL YEAR 2011 UNAUDITED FINANCIAL RESULTS

Fourth Quarter of 2011:

Record Total Revenues of US$246 Million, Up 42% Year-over-Year

GAAP Net Income Before Non-Controlling Interest was US$47 Million,

Non-GAAP Net Income Before Non-Controlling Interest was US$77 Million, Exceeding the High End of Group Guidance by US$3 Million;

GAAP Fully Diluted EPS of US$0.65, Non-GAAP Fully Diluted EPS of US$1.36, Exceeding the High End of Group Guidance by 1 US Cent

Fiscal Year 2011:

Record Total Revenues of US$852 Million, Up 39% Year-over-Year

GAAP Net Income Before Non-Controlling Interest was US$228 Million,

Non-GAAP Net Income Before Non-Controlling Interest was US$273 Million;

GAAP Fully Diluted EPS of US$3.93, Non-GAAP Fully Diluted EPS of US$4.96

BEIJING, CHINA, February 6, 2012 – Sohu.com Inc. (NASDAQ: SOHU), China’s leading online media, search, gaming, community and mobile service group, today reported unaudited financial results for the fourth quarter ended December 31, 2011.

Fourth Quarter Highlights

•	Record total revenues and record revenues in brand advertising, Sogou[1] and online game businesses.

•	Total revenues were US$246 million, up 42% year-over-year and 6% quarter-over-quarter.

•	Total online advertising revenues which include revenues from brand advertising and Sogou business were US$101 million, up 51% year-over-year and 6% quarter-over-quarter.

•	Brand advertising revenues were US$78 million, up 29% year-over-year and 2% quarter-over-quarter.

•	Sogou revenues were US$23 million, up 248% year-over-year and 25% quarter-over-quarter.

•	Online game revenues reached US$123 million, up 34% year-over-year and 6% quarter-over-quarter.

•

GAAP net income attributable to Sohu.com Inc. was US$25 million, or US$0.65 per fully diluted share. GAAP net income included non-cash charges of US$27.5 million related to goodwill impairment and impairment of acquired intangibles via acquisition of businesses. Non-GAAP[2] net income attributable to Sohu.com Inc. was US$53 million, up 10% year-over-year and 8% quarter-over-quarter or US$1.36 per fully diluted share.

[1]	Sogou operates search and others. Therefore, Sogou revenues include search and home page revenues.
[2]	Beginning in the fourth quarter of 2011, Sohu revised its non-GAAP reporting methodology to exclude income from reversal of contingent consideration, goodwill impairment, impairment of intangibles via acquisitions of businesses and the related tax impact, in addition to its historical practice of excluding share-based awards from non-GAAP results. Explanation of Sohu’s non-GAAP financial measures and related reconciliations to GAAP financial measures are included in the accompanying “Non-GAAP Disclosure” and the “Reconciliation Of Non-GAAP Results Of Operation Measures To The Nearest Comparable GAAP Measures.”

Fiscal Year 2011 Highlights

•	Record total revenues and record revenues in brand advertising, Sogou, and online game businesses.

•	Total revenues were US$852 million, up 39% year-over-year.

•	Total online advertising revenues which include revenues from brand advertising and Sogou business were US$342 million, up 48% year-over-year.

•	Brand advertising revenues were US$279 million, up 32% year-over-year.

•	Sogou revenues were US$63 million, up 238% year-over-year.

•	Online game revenues reached US$436 million, up 33% year-over-year.

•

GAAP net income attributable to Sohu.com Inc. was US$153 million, up 9% year-over-year or US$3.93 per fully diluted share. Non-GAAP net income attributable to Sohu.com Inc. was US$193 million, up 18% year-over-year or US$4.96 per fully diluted share.

Dr. Charles Zhang, Chairman and CEO of Sohu.com Inc. commented, “We are pleased to report a strong fourth quarter that helped us finish a solid year for 2011. For online advertising, our conscientious efforts in growing online video and search businesses are bringing strong growth in revenues, users and traffic. These businesses, along with our portal business, are contributing to give the Sohu Group a powerful integrated online marketing platform. In 2012, we aim to make this platform even more dominant in China’s internet market.”

Dr. Zhang added, “For online game business, in 2011 Changyou achieved healthy growth in its MMO game portfolio and diversified into other fast growing areas such as Web-based games. In 2012, with our leading game information portal 17173.com under its leadership, Changyou will jumpstart a platform-based initiative.”

Commenting on Sohu’s brand advertising business, Ms. Belinda Wang, Co-President and COO added, “We had a strong year in our brand advertising business. In 2011, the internet population in China exceeded 500 million and we witnessed a continuing trend where marketing spending by brand advertisers has been shifting from offline to online.”

Fourth Quarter Financial Results

Revenues

Total revenues for the fourth quarter of 2011 were US$246 million, up 42% year-over-year and 6% quarter-over-quarter.

Total online advertising revenues for the fourth quarter of 2011 were US$101 million, up 51% year-over-year and 6% quarter-over-quarter.

Brand advertising revenues for the fourth quarter of 2011 totaled US$78 million, up 29% year-over-year and 2% quarter-over-quarter. The increases were mainly due to healthy advertising demand from fast-moving consuming goods and online game sectors.

Sogou revenues for the fourth quarter of 2011 were US$23 million, up 248% year-over-year and 25% quarter-over-quarter. The increases were mainly due to increased search traffic and improved monetization of traffic.

Online game revenues for the fourth quarter of 2011 were US$123 million, up 34% year-over-year and 6% quarter-over-quarter.

Wireless revenues for the fourth quarter of 2011 were US$14 million, up 1% year-over-year and 2% quarter-over-quarter.

Gross Margin

Gross margin was 71% for the fourth quarter of 2011, compared with 71% in the third quarter of 2011 and 74% in the fourth quarter of 2010. Non-GAAP gross margin for the fourth quarter of 2011 was 71%, compared with 71% in the third quarter of 2011 and 75% in the fourth quarter of 2010.

Online advertising gross margin for the fourth quarter of 2011 was 60%, compared with 59% in the third quarter of 2011 and 57% in the fourth quarter of 2010. Non-GAAP online advertising gross margin for the fourth quarter of 2011 was 60%, compared with 59% in the third quarter of 2011 and 60% in the fourth quarter of 2010.

Brand advertising gross margin for the fourth quarter of 2011 was 58%, compared with 59% in the third quarter of 2011 and 60% in the fourth quarter of 2010. Non-GAAP brand advertising gross margin for the fourth quarter of 2011 was 59%, compared with 59% in the third quarter of 2011 and 63% in the fourth quarter of 2010. The decrease in gross margin was primarily due to increases in content and bandwidth costs.

Both GAAP and non-GAAP gross margin for Sogou in the fourth quarter of 2011 were 65%, compared with 59% in the third quarter of 2011 and 32% in the fourth quarter of 2010. The margin expansion was mainly due to improved monetization as revenue growth outpaced the growth in total costs.

Both GAAP and non-GAAP gross margin for online games in the fourth quarter of 2011 were 87%, compared with 87% in the third quarter of 2011 and 90% in the fourth quarter of 2010.

Both GAAP and non-GAAP gross margin for the wireless business for the fourth quarter of 2011 were 37%, compared with 39% in the third quarter of 2011 and 45% in the fourth quarter of 2010. The decrease was primarily due to product mix change and increased revenue share with partners.

Operating Expenses

For the fourth quarter of 2011, operating expenses totaled $127 million, which included US$27.5 million non-cash charges related to goodwill impairment and impairment of intangibles via acquisitions of businesses. The goodwill impairment and impairment of acquired intangibles via acquisition of businesses are mainly related to Sohu’s wireless and Changyou’s cinema advertising businesses. For the fourth quarter of 2011, non-GAAP operating expenses were $95 million, up 72% year-over-year and 8% quarter-over-quarter. The increase in non-GAAP operating expenses was primarily due to an increase in the number of employees, average compensation and higher expenses associated with marketing and promotion activities.

Operating Profit

Operating profit for the fourth quarter of 2011 was US$49 million, down 26% year-over-year and 34% quarter-over-quarter. Operating margin was 20% for the fourth quarter of 2011, compared with 32% in the previous quarter and 38% in the fourth quarter of 2010.

Non-GAAP operating profit for the fourth quarter of 2011 was US$81 million, up 9% year-over-year and 3% quarter-over-quarter. Non-GAAP operating margin was 33% for the fourth quarter of 2011, compared with 33% in the previous quarter and 43% in the fourth quarter of 2010.

Income Tax Expense

For the fourth quarter of 2011, GAAP income tax expense was US$11 million. Excluding a non-cash income tax expense of US$1.6 million recorded for tax benefits from share-based awards and deferred tax liability impact on goodwill and acquired intangibles via acquisition of businesses impairment of 1 million, non-GAAP income tax expense was US$10 million, compared with US$14 million in the previous quarter.

Starting 2012, one of Sohu’s China-based subsidiaries, Beijing Sohu New Media Information Technology Co., Ltd. (“Sohu New Media”) is subject to a 15% income tax rate for the next two years versus 7.5% in 2011.

Net Income

Before deducting the share of net income pertaining to the Non-controlling Interest, GAAP net income for the fourth quarter of 2011 was US$47 million, down 18% year-over-year and 27% quarter-over-quarter. Non-GAAP net income for the fourth quarter of 2011 was US$77 million, up 19% year-over-year and 11% quarter-over-quarter, exceeding the high end of the Group’s expectations.

GAAP net income attributable to Sohu.com Inc. for the fourth quarter of 2011 was US$25 million, or US$0.65 per fully diluted share. Non-GAAP net income attributable to Sohu.com Inc. for the fourth quarter of 2011 was US$53 million, or US$ 1.36 per fully diluted share, up 10% year-over-year and 8% quarter-over-quarter.

Cash Balance

Sohu Group continued to maintain a debt-free balance sheet and a strong cash position of US$733 million as of December 31, 2011.

Fiscal Year 2011 Financial Results

Revenues

Total revenues for fiscal year 2011 were US$852 million, up 39% compared with 2010.

Total online advertising revenues for fiscal year 2011 were US$342 million, up 48% compared with 2010.

Brand advertising revenues for fiscal year 2011 totaled US$279 million, up 32% compared with 2010.

Sogou revenues for fiscal year 2011 were US$63 million, up 238% compared with 2010.

Online game revenues for fiscal year 2011 were US$436 million, up 33% compared with 2010.

Wireless revenues for fiscal year 2011 were US$52 million, down 1% compared with 2010.

Gross Margin

Both GAAP and non-GAAP gross margin was 72% for fiscal year 2011, compared with GAAP gross margin of 74% and non-GAAP gross margin of 75% in 2010.

Online advertising gross margin for fiscal year 2011 was 59%, compared with 56% in 2010. Non-GAAP online advertising gross margin for fiscal year 2011 was 60%, compared with 58% in 2010.

Both GAAP and Non-GAAP brand advertising gross margin for fiscal year 2011 was 60%, compared with GAAP brand advertising gross margin of 59% and non-GAAP brand advertising gross margin of 61% in 2010.

Both GAAP and non-GAAP gross margin for Sogou for fiscal year 2011 were 58%, compared with 24% in 2010. The increase was mainly due to improved monetization as revenue growth outpaced the growth in total costs.

Both GAAP and non-GAAP gross margin for online games for fiscal year 2011 were 89%, compared with 91% in 2010.

Both GAAP and non-GAAP gross margin for the wireless business for fiscal year 2011 were 39%, compared with 46% in 2010. The decline was primarily due to product mix change and increased revenue share with partners.

Operating Expenses

For fiscal year 2011, Sohu’s operating expenses totaled US$361 million, up 63% compared with 2010. The year-over-year increase primarily reflects an increase in salaries and compensation expenses as a result of increased headcount, higher expenses associated with marketing and promotion activities and non-cash impairment charges to goodwill and impairment of intangibles via acquisitions of businesses recorded in the fourth quarter of 2011.

Operating Profit

Operating profit for fiscal year 2011 was US$254 million, up 10% compared with 2010. Operating margin was 30% for fiscal year 2011, compared with 38% in 2010.

Non-GAAP operating profit for fiscal year 2011 was US$300 million, up 16% compared with 2010. Non-GAAP operating margin was 35% for fiscal year 2011, compared with 42% in 2010. The decrease in non-GAAP operating margin was mainly due to an increase in the number of employees, average compensation and increases in marketing expenses.

Income Tax Expense

For fiscal year 2011, GAAP income tax expense was US$47 million. Excluding a non-cash income tax expense of US$3 million recorded for tax benefits from share-based awards and deferred tax liability impact on goodwill and intangible asset impairment of 1 million, non-GAAP income tax expense was US$45 million, compared with US$35 million in 2010.

Net Income

Before deducting the share of net income pertaining to the Non-controlling Interest, GAAP net income for fiscal year 2011 was US$228 million, up 15% compared with 2010. Non-GAAP net income for fiscal year 2011 was US$273 million, up 21% compared with 2010.

GAAP net income attributable to Sohu.com Inc. for fiscal year 2011 was US$153 million, or US$3.93 per fully diluted share. Non-GAAP net income attributable to Sohu.com Inc. for fiscal year 2011 was US$193 million, or US$ 4.96 per fully diluted share, up 18% compared with 2010.

Ms. Carol Yu, Co-President and CFO of Sohu.com Inc. commented, “Our increased investment in online video and other areas, coupled with slow seasonality, no doubt will put weight on our short-term financial results. Nonetheless, with the strong foothold we achieved in 2011 for both online advertising and online games, I am optimistic that we will build an even stronger Sohu in 2012 and the years ahead.”

Supplementary Information for Online Game Results

Fourth Quarter 2011 Operational Results

•

Aggregate registered accounts for Changyou’s games[3], excluding the Web-based game of Shenzhen 7Road Technology Co., Ltd. (“7Road”), increased 58% year-over-year and 10% quarter-over-quarter to 175.5 million.

•	Aggregate peak concurrent users (“PCU”) for Changyou’s games, excluding 7Road’s Web-based game, increased 14% year-over-year and 2% quarter-over-quarter to 1.17 million.

•	Aggregate active paying accounts (“APA”) for Changyou’s games, excluding 7Road’s Web-based game, increased 18% year-over-year and 5% quarter-over-quarter to 3.17 million.

•

Average revenue per active paying account (“ARPU”) for Changyou’s games, excluding 7Road’s Web-based game, increased 1% year-over-year and 2% quarter-over-quarter to RMB221, which is consistent with Changyou’s intention to have ARPU within a range that keeps Changyou’s games affordable for the majority of Chinese game players.

Other Business Developments in the Fourth Quarter of 2011

SOHU completes selling of the 17173 Business

On December 15, 2011, Sohu completed the selling to Changyou of the 17173 Business for fixed cash consideration of US$162.5 million.

Business Outlook

For the first quarter of 2012, Sohu estimates:

•	Total revenues to be between US$219 million and US$225 million.

•	Brand advertising revenues, including those from 17173.com, to be between $60 million and $63 million; this implies a sequential decrease of 19% to 23%, and an increase of 5% to 10% year-over-year.

•	Sogou revenues to be around US$21 million; this implies a sequential decrease of about 9% and an annual growth of about 163%.

•	Online game revenues to be between US$121 million and US$124 million.

•	Before deducting the share of non-GAAP net income pertaining to the Non-Controlling interest, non-GAAP net income to be between US$38 million and US$41 million.

•	Non-GAAP net income attributable to Sohu.com Inc. to be between US$19.5 million and US$21.5 million, and non-GAAP fully diluted earnings per share to be between US$0.50 and US$0.55.

•

Assuming no new grants of share-based awards, we estimate that compensation expenses and income tax expenses relating to share-based awards to be around US$3 million to US$4 million. The estimated impact of this expense is expected to reduce Sohu’s fully diluted earnings per share for the first quarter of 2012 under US GAAP by 8 to 10 cents.

Non-GAAP Disclosure

Beginning in the fourth quarter of 2011, Sohu revised its non-GAAP reporting methodology to exclude income from reversal of contingent consideration, goodwill impairment, impairment of intangibles via acquisitions of businesses and the related tax impact, in addition to its historical practice of excluding share-based awards from non-GAAP results.

[3]	Excludes Web-based games of 7Road and comprises the following games operated in China: Tian Long Ba Bu (“TLBB”), Duke of Mount Deer (“DMD”), Blade Online, Blade Hero 2, Da Hua Shui Hu, Zhong Hua Ying Xiong, Immortal Faith, and Legend of Ancient World.

To supplement the unaudited consolidated financial statements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), Sohu’s management uses non-GAAP measures of gross profit, operating profit, income tax expense, net income attributable to Sohu.com.Inc. and net income attributable to Sohu.com.Inc. per share, which are adjusted from results based on GAAP to exclude the impact of share-based awards, which consist mainly of share-based compensation expenses and non-cash tax benefits from excess tax deductions related to share-based awards, income from the reversal of contingent considerations previously recorded for acquisitions and goodwill impairment and impairment of intangibles via acquisitions of businesses and the related tax impacts. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Sohu’s management believes excluding the impact of share-based awards, non-cash tax benefits from excess tax deductions related to share-based awards, income from reversal of contingent consideration, goodwill impairment, impairment of intangibles via acquisitions of businesses and the related tax impact from its non-GAAP financial measure is useful for itself and investors. Further, the impact of share-based awards, non-cash tax benefits from excess tax deductions related to share-based awards, income from reversal of contingent consideration, goodwill impairment, impairment of intangibles via acquisitions of businesses and the related tax impact cannot be anticipated by management and business line leaders and these expenses were not built into the annual budgets and quarterly forecasts, which have been the basis for information Sohu provides to analysts and investors as guidance for future operating performance. As the impact of share-based awards, non-cash tax benefits from excess tax deductions related to share-based awards, income from reversal of contingent consideration, goodwill impairment, impairment of intangibles via acquisitions of businesses and the related tax impact does not involve subsequent cash outflow, Sohu does not factor this in when evaluating and approving expenditures or when determining the allocation of its resources to its business segments. As a result, in general, the monthly financial results for internal reporting and any performance measure for commissions and bonuses are based on non-GAAP financial measures that exclude the impact of share-based awards, non-cash tax benefits from excess tax deductions related to share-based awards, income from reversal of contingent consideration, goodwill impairment, impairment of intangibles via acquisitions of businesses and the related tax impact.

The non-GAAP financial measures are provided to enhance investors’ overall understanding of Sohu’s current financial performance and prospects for the future. A limitation of using non-GAAP gross profit, operating profit, income tax expense, net income attributable to Sohu.com Inc. and net income attributable to Sohu.com Inc. per share, excluding the impact of share-based awards, non-cash tax benefits from excess tax deductions related to share-based awards, income from reversal of contingent consideration, goodwill impairment, impairment of intangibles via acquisitions of businesses and the related tax impact is that the impact of share-based awards and non-cash tax benefits from excess tax deductions related to share-based awards have been and will continue to be a significant recurring expense in Sohu’s business for the foreseeable future, income from reversal of contingent consideration, goodwill impairment, impairment of intangibles via acquisitions of businesses and the related tax impact may recur in the future. In order to mitigate these limitations Sohu has provided specific information regarding the GAAP amounts excluded from each non-GAAP measure. The accompanying tables include details on the reconciliation between the GAAP financial measures that are most directly comparable to the non-GAAP financial measures that have been presented.

Notes to Financial Information

Financial information in this press release other than the information indicated as being non-GAAP is derived from Sohu’s unaudited interim financial statements prepared in accordance with GAAP.

Mezzanine Equity consists of non-controlling interests in 7Road and a put option that gives the non-controlling shareholders the right to put their shares to Changyou at a pre-determined price if 7Road achieves specified performance milestones before the expiry of the put option and certain other circumstances occur. The put option will expire in 2014. Non-controlling interests of 7Road and the put option are classified as mezzanine equity in Changyou’s consolidated balance sheets, as redemption of the non-controlling interests is not solely within the control of Changyou.

In accordance with ASC subtopic 480-10, Changyou accretes the balance of non-controlling interests to its redemption value over the period from the date of the 7Road acquisition to the earliest exercise date of the put right. Any subsequent changes in the redemption value are considered to be changes in accounting estimates and are also recognized over the same period as net income attributable to mezzanine classified non-controlling interests.

Safe Harbor Statement

This announcement contains forward-looking statements. It is currently expected that the Business Outlook will not be updated until release of Sohu’s next quarterly earnings announcement; however, Sohu reserves right to update its Business Outlook at any time for any reason. Statements that are not historical facts, including statements about Sohu’s beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, the current global financial and credit markets crisis and its potential impact on the Chinese economy, the uncertain regulatory landscape in the People’s Republic of China, fluctuations in Sohu’s quarterly operating results, and Sohu’s reliance on online advertising sales, online games and wireless services (most wireless revenues are collected from a few mobile network operators) for its revenues. Further information regarding these and other risks is included in Sohu’s annual report on Form 10-K for the year ended December 31, 2010, and other filings with the Securities and Exchange Commission.

Conference Call and Webcast

Sohu’s management team will host a conference call on the same day at 8:30 a.m. U.S. Eastern Time, February 6, 2012 (9:30 p.m. Beijing/Hong Kong time, February 6, 2012) following the quarterly and fiscal year results announcement.

The dial-in details for the live conference call are:

US Toll-Free:	+1-866-519-4004
International:	+1-718-354-1231
Hong Kong:	+852-2475-0994
China Mainland	+86-800-819-0121 / +86-400-620-8038
Passcode:	SOHU

Please dial in 10 minutes before the call is scheduled to begin and provide the passcode to join the call.

A telephone replay of the call will be available after the conclusion of the conference call at 11:30 a.m. Eastern Time on February 6 through February 13, 2012. The dial-in details for the telephone replay are:

International:	+1-718-354-1232
Passcode:	43099896

The live webcast and archive of the conference call will be available on the Investor Relations section of Sohu’s website at http://corp.sohu.com/.

About Sohu.com

Sohu.com Inc. (NASDAQ: SOHU) is China’s premier online brand and indispensable to the daily life of millions of Chinese, providing a network of web properties and community based/web 2.0 products which offer the vast Sohu user community a broad array of choices regarding information, entertainment and communication. Sohu has built one of the most comprehensive matrices of Chinese language web properties and proprietary search engines, consisting of the mass portal and leading online media destination www.sohu.com; interactive search engine www.sogou.com; #1 games information portal www.17173.com; the top real estate website www.focus.cn; #1 online alumni club www.chinaren.com; wireless value-added services provider www.goodfeel.com.cn; leading online mapping service provider www.go2map.com; and developer and operator of online games www.changyou.com/en/.

Sohu corporate services consist of online brand advertising on its matrix of websites as well as bid listing and home page on its in-house developed search directory and engine. Sohu also offers wireless value-added services such as news, information, music, ringtone and picture content sent over mobile phones. Sohu’s online game subsidiary, Changyou.com (NASDAQ: CYOU) has a diverse portfolio of online games that includes Tian Long Ba Bu, one of the most popular massively multi-player online (“MMO”) games in China, and DDTank, one of the top-ranking Web-based games in China. Sohu.com, established by Dr. Charles Zhang, one of China’s internet pioneers, is in its sixteen year of operation.

For investor and media inquiries, please contact:

In China:

Eric Yuan
Sohu.com Inc.

Tel:	+86 (10) 6272-6593
E-mail:	ir@contact.sohu.com

In the United States:

Mr. Jeff Bloker
Christensen

Tel:	+1 (480) 614-3003
E-mail:	jbloker@ChristensenIR.com

SOHU.COM INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	Three Months Ended			Twelve Months Ended
	Dec. 31, 2011	Sep. 30, 2011	Dec. 31, 2010	Dec. 31, 2011	Dec. 31, 2010
Revenues:
Online advertising
Brand advertising	$77,736	$76,572	$60,064	$279,189	$211,821
Search and others	22,979	18,410	6,596	62,981	18,649

Subtotal	100,715	94,982	66,660	342,170	230,470

Online games	123,249	115,798	91,735	435,508	327,151
Wireless	14,456	14,210	14,365	52,015	52,320
Others	7,733	7,870	402	22,394	2,836

Total revenues	246,153	232,860	173,162	852,087	612,777

Cost of revenues:
Online advertising
Brand advertising (includes stock-based compensation expense of $438, $232, $1,610, $1,908 and $4,803, respectively)	32,541	31,643	23,889	112,410	86,684
Search and others (includes stock-based compensation expense of $0, $0, $0, $0 and $0, respectively)	7,972	7,521	4,497	26,474	14,243

Subtotal	40,513	39,164	28,386	138,884	100,927

Online games (includes stock-based compensation expense of $29, $21, $44, $102 and $194, respectively)	16,341	14,578	8,923	49,837	29,852
Wireless (includes stock-based compensation expense of $0, $0, $0, $0 and $0, respectively)	9,154	8,727	7,939	31,882	28,041
Others (includes stock-based compensation expense of $0, $0, $0, $0 and $3, respectively)	4,734	4,469	136	16,093	1,487

Total cost of revenues	70,742	66,938	45,384	236,696	160,307

Gross profit	175,411	165,922	127,778	615,391	452,470

Operating expenses:
Product development (includes stock-based compensation expense of $1,635, $1,633, $2,791, $6,461 and $9,692, respectively)	33,348	28,019	23,756	109,519	75,638
Sales and marketing (includes stock-based compensation expense of $859, $874, $1,625, $3,694 and $5,027, respectively)	47,957	48,640	27,381	165,090	105,406
General and administrative (includes stock-based compensation expense of $1,630, $1,617, $1,879, $6,487 and $7,772, respectively)	18,060	15,655	10,628	58, 972	40,895
Goodwill impairment and impairment of acquired intangibles via acquisition of businesses	27,511	—	—	27,511	—

Total operating expenses	126,876	92,314	61,765	361,092	221,939

Operating profit	48,535	73,608	66,013	254,299	230,531

Other income/(expense)	4,561	3,249	504	9,799	(790)
Interest income	5,488	4,314	1,855	15,800	5,889
Exchange difference	(499)	(2,420)	(588)	(5,003)	(1,415)

Income before income tax expenses	58,085	78,751	67,784	274,895	234,215

Income tax expense	10,828	14,441	10,399	46,552	36,031

Net Income	47,257	64,310	57,385	228,343	198,184

Less: Net income attributable to the mezzanine classified noncontrolling interest shareholders	1,105	1,092	—	2,558	—
Net income attributable to the noncontrolling interest shareholders	19,295	16,406	13,409	63,044	49,555

Net income attributable to Sohu.com Inc.	26,857	46,812	43,976	162,741	148,629

Basic net income per share attributable to Sohu.com Inc.	$0.71	$1.22	$1.16	$4.26	$3.92

Shares used in computing basic net income per share attributable to Sohu.com Inc.	38,076	38,298	37,981	38,216	37,870

Diluted net income per share attributable to Sohu.com Inc.	$0.65	$1.17	$1.07	$3.93	$3.62

Shares used in computing diluted net income per share attributable to Sohu.com Inc.	38,574	38,844	38,669	38,761	38,445

Note:

(a)	Certain amounts from prior periods have been reclassified to conform with current period presentation.

SOHU.COM INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED, IN THOUSANDS)

	As of Dec 31, 2011	As of Dec 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$732,607	$678,389
Short term investments	17,560	—
Investment in debt securities	79,354	75,529
Accounts receivable, net	87,066	62,603
Prepaid and other current assets	53,894	19,646

Total current assets	970,481	836,167

Fixed assets, net	152,652	120,627
Goodwill	158,905	67,761
Intangible assets, net	69,762	17,308
Prepaid non-current assets	270,282	137,999
Other assets	11,212	7,728

Total assets	$1,633,294	$1,187,590

LIABILITIES
Current liabilities:
Accounts payable	$31,179	$5,940
Accrued liabilities	95,409	65,229
Receipts in advance and deferred revenue	75,809	51,513
Accrued salary and benefits	45,300	35,409
Taxes payable	47,213	31,719
Other short-term liabilities	35,816	21,862
Contingent consideration	476	—

Total current liabilities	$331,202	$211,672

Long-term accounts payable	3,612	—
Deferred tax liabilities	5,146	—
Contingent consideration	17,009	1,359
Total long-term liabilities	$25,767	$1,359

Total liabilities	$356,969	$213,031

MEZZANINE EQUITY	57,254	—

SHAREHOLDERS’ EQUITY:
Sohu.com Inc. shareholders’ equity	1,008,425	796,117
Noncontrolling Interest	210,646	178,442

Total shareholders’ equity	$1,219,071	$974,559

Total liabilities, mezzanine equity and shareholders’ equity	$$1,633,294	$1,187,590

Note:

(a)	Certain amounts from prior periods have been reclassified to conform with current period presentation.

SOHU.COM INC.

RECONCILIATIONS OF NON-GAAP RESULTS OF OPERATION MEASURES TO THE NEAREST COMPARABLE GAAP MEASURES

(UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	Three Months Ended Dec. 31, 2011				Three Months Ended Sep. 30, 2011				Three Months Ended Dec. 31, 2010
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP

		438	(a)			232	(a)			1,610	(a)

Brand advertising gross profit	$45,195	$438		$45,633	$44,929	$232		$45,161	$36,175	$1,610		$37,785

Brand advertising gross margin	58%			59%	59%			59%	60%			63%

Search and others gross profit	$15,007	$—		$15,007	$10,889	$—		$10,889	$2,099	$—		$2,099

Search and others gross margin	65%			65%	59%			59%	32%			32%

		438	(a)			232	(a)			1,610	(a)

Online advertising gross profit	$60,202	$438		$60,640	$55,818	$232		$56,050	$38,274	$1,610		$39,884

Online advertising gross margin	60%			60%	59%			59%	57%			60%

		29	(a)			21	(a)			44	(a)

Online games gross profit	$106,908	$29		$106,937	$101,220	$21		$101,241	$82,812	$44		$82,856

Online games gross margin	87%			87%	87%			87%	90%			90%

Wireless gross profit	$5,302	$—		$5,302	$5,483	$—		$5,483	$6,426	$—		$6,426

Wireless gross margin	37%			37%	39%			39%	45%			45%

Others gross profit	$2,999	$—		$2,999	$3,401	$—		$3,401	$266	$—		$266

Others gross margin	39%			39%	43%			43%	66%			66%

		467	(a)			253	(a)			1,654	(a)

Gross profit	$175,411	$467		$175,878	$165,922	$253		$166,175	$127,778	$1,654		$129,432

Gross margin	71%			71%	71%			71%	74%			75%

		4,591	(a)
		27,511	(b)			4,377	(a)			7,949	(a)

Operating profit	$48,535	$32,102		$80,637	$73,608	$4,377		$77,985	$66,013	$7,949		$73,962

Operating margin	20%			33%	32%			33%	38%			43%

		4,591	(a)
		26,539	(b)
		1,610	(c)			4,377	(a)			7,949	(a)
		(3,150	) (d)			294	(c)			(718	) (c)

Net income before Non-Controlling Interest	$47,257	$29,590		$76,847	$64,310	$4,671		$68,981	$57,385	$7,231		$64,616

		3,573	(a)
		24,635	(b)
		1,610	(c)			3,483	(a)			7,122	(a)
		(2,202	) (d)			294	(c)			(718	) (c)

Net income attributable to Sohu.com Inc for diluted net income per share (e)
	$25,245	$27,616		$52,861	$45,254	$3,777		$49,031	$41,489	$6,404		$47,893

Diluted net income per share attributable to Sohu.com Inc.

Shares used in computing diluted net income per share attributable to Sohu.com Inc.	$0.65			$1.36	$1.17			$1.26	$1.07			$1.23

	38,574			38,794	38,844			39,068	38,669			39,079

Note:

(a)	To eliminate the impact of share-based awards as measured using the fair value method.
(b)	To adjust goodwill impairment, impairment of intangibles via acquisitions of businesses and the related tax impact.
(c)	To adjust non-cash tax benefits from excess tax deductions related to share-based awards.
(d)	To adjust income from reversal of contingent consideration.
(e)	To adjust Sohu’s economic interest in Changyou and Sogou under the treasury stock method and if-converted method, respectively.
(f)	Certain amounts from prior periods have been reclassified to conform with current period presentation.

SOHU.COM INC.

RECONCILIATIONS OF NON-GAAP RESULTS OF OPERATION MEASURES TO THE NEAREST COMPARABLE GAAP MEASURES

(UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	Twelve Months Ended Dec. 31, 2011				Twelve Months Ended Dec. 31, 2010
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP

		1,908	(a)			4,803	(a)

Brand advertising gross profit	$166,779	$1,908		$168,687	$125,137	$4,803		$129,940

Brand advertising gross margin	60%			60%	59%			61%

Search and others gross profit	$36,507	$—		$36,507	$4,406	$—		$4,406

Search and others gross margin	58%			58%	24%			24%

		1,908	(a)			4,803	(a)

Online advertising gross profit	$203,286	$1,908		$205,194	$129,543	$4,803		$134,346

Online advertising gross margin	59%			60%	56%			58%

		102	(a)			194	(a)

Online games gross profit	$385,671	$102		$385,773	$297,299	$194		$297,493

Online games gross margin	89%			89%	91%			91%

Wireless gross profit	$20,133	$—		$20,133	$24,279	$—		$24,279

Wireless gross margin	39%			39%	46%			46%

						3	(a)

Others gross profit	$6,301	$—		$6,301	$1,349	$3		$1,352

Others gross margin	28%			28%	48%			48%

		2,010	(a)			5,000	(a)

Gross profit	$615,391	$2,010		$617,401	$452,470	$5,000		$457,470

Gross margin	72%			72%	74%			75%

		18,652	(a)
		27,511	(b)			27,491	(a)

Operating profit	$254,299	$46,163		$300,462	$230,531	$27,491		$258,022

Operating margin	30%			35%	38%			42%

		18,652	(a)
		26,539	(b)
		3,011	(c)			27,491	(a)
		(3,150	)(d)			1,170	(c)

Net income before Non-Controlling Interest	$228,343	$45,052		$273,395	$198,184	$28,661		$226,845

		15,322	(a)
		24,635	(b)
		3,011	(c)			23,761	(a)
		(2,202	)(d)			1,170	(c)

Net income attributable to Sohu.com Inc for diluted net income per share (e)	$152,528	$40,766		$193,294	$139,335	$24,931		$164,266

Diluted net income per share attributable to Sohu.com Inc.	$3.93			$4.96	$3.62			$4.21

Shares used in computing diluted net income per share attributable to Sohu.com Inc.	38,761			39,016	38,445			39,054

Note:

(a)	To eliminate the impact of share-based awards as measured using the fair value method.
(b)	To adjust goodwill impairment, impairment of intangibles via acquisitions of businesses and the related tax impact.
(c)	To adjust non-cash tax benefits from excess tax deductions related to share-based awards.
(d)	To adjust income from reversal of contingent consideration.
(e)	To adjust Sohu’s economic interest in Changyou and Sogou under the treasury stock method and if-converted method, respectively.
(f)	Certain amounts from prior periods have been reclassified to conform with current period presentation.